UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2012
GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Parkway Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)
(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2012, Kevin Y. Painter notified GameTech International, Inc. (the “Company”) of his resignation as the Company’s the President and Chief Executive Officer, as a member of the Board of Directors of the Company, and from any other positions held by Mr. Painter relating to the Company.  Mr. Painter’s resignation as to all positions is effective as of April 27, 2012.  Mr. Painter’s resignation was due to personal reasons and not as a result of any disagreement with the Company regarding the Company’s operations, policies or practices.

The Company may retain Mr. Painter as a consultant to assist with strategic initiatives and other transitional matters relating to the Company, however, the scope and terms of this proposed consulting arrangement have yet to be determined.

The Company’s Board of Directors has not yet appointed a succeeding President, Chief Executive Officer, or Chairman.  As a result of Mr. Painter’s resignation, the size of the Company’s Board of Directors has been reduced to three directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GAMETECH INTERNATIONAL, INC.
By:	/s/ James B. Robertson
James B. Robertson
Vice President & General Counsel

Date: April 30, 2012